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                                 EXHIBIT 10.16
                                 -------------


                            FIRST AMENDMENT TO LEASE
                            ------------------------


     This Amendment to lease (the "Amendment") made this 11th day of April, 1994, by and between:

     NEW ENGLAND RESOURCES LIMITED PARTNERSHIP, a Connecticut limited
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     partnership having an address at 151 River Road, Essex, Connecticut 06426
     (hereinafter called "Landlord"); and

     THE STROUSE, ADLER COMPANY, a Connecticut corporation having and address at
     --------------------------
     78 Olive Street, New Haven, Connecticut 06507 (hereinafter called
     "Tenant").

                              W I T N E S S E T H

     WHEREAS, the Landlord is the owner of real property and the improvements thereon known as 78-84 Olive Street, New Haven, Connecticut (the "premises"); and

     WHEREAS, the Landlord and the Tenant entered into a certain Lease dated October 4, 1991 (the "Lease"), whereby the Tenant leased a portion of the premises; and

     WHEREAS, the parties hereto now desire to amend the Lease as more fully set forth herein; and

     WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the same meaning herein as defined in the Lease.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Landlord and the Tenant agree as follows:

     A.   DEMISED PREMISES.  Tenant shall lease from the Landlord an additional
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11,650 square feet located on the first floor of the building.  Accordingly, the second recital of the Lease is hereby amended and restated in its entirety to read as follows:

          WHEREAS, the Landlord wishes to lease to the Tenant approximately 87,000 square feet (the "Initial Premises") of space on the third, second and basement floors of the building located on the Premises (the "Building"), approximately 10,500 square feet of space (the "Additional Premises") located on the first floor of the Building and the right to use, in common with other tenants, a loading dock and related space constituting 1,150 square feet (the "Common Area") located on the
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          first floor of the Building (the Initial Premises, the Additional
          Premises and the Common Area are collectively herein referred to as the "Demised Premises").

     B.   LEASE TERM.  The term of the Lease for the Additional Premises and the
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Common Area shall commence on March 1, 1994.  The term of the Lease for the
Demised Premises shall be extended until December 31, 1999.  Accordingly,
Section 1 is hereby amended and restated in its entirety to read as follows:

          "1.  Lease Term.  The term of this Lease shall commence as of the 1st
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          day of September, 1993 as to the Initial Premises and as of March 1,
          1994 as to the Additional Premises and the Common Area and shall end on December 31, 1999 unless sooner terminated under the provisions defined in section 21 of this lease ("Lease Term") provided, however, that either Landlord or Tenant can terminate this Lease as to the Additional Premises and the Common Area only on not less than six (6) months written notice. Upon any such termination as to the Additional Premises and the Common Area, this Lease will remain in effect as to the Initial Premises and the Initial Premises shall thereafter constitute the Demised Premises."

     C.   NET RENT.  Landlord and Tenant have agreed that the rent for the
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Additional Premises shall be $2.00 per square foot per year and the rent for the
Common Area shall be $0.75 per square foot per year payable in equal monthly installments and in advance with rental increases using the same method used for increases in the rent for the Initial Premises. The annual increase in rent shall be extended until the end of the term of the Lease. Accordingly, Section
2 is hereby amended and restated in its entirety to read as follows:

          "2.  Net Rent.  The Tenant shall pay to Landlord the annual net rental
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          for the Initial Premises of $4.11 per square foot for the period from
          September 1, 1993 until August 31, 1994. The Tenant shall pay to Landlord annual net rental for the Additional Premises equal to $2.00 per square foot per year and $0.75 per square foot per year for the Common Area for the period from March 1, 1994 until August 31, 1994. Each September 1st, commencing September 1, 1994, the annual net rental for the Initial Premises, Additional Premises and the Common Area for each subsequent 12 month period shall be increased over the prior year's net annual rent by an amount equal to the product of (a) the prior year's net annual rent per square foot times (b) the lesser
                                                           -----
          of (x) 5% or (y) the increase in the Consumer Price Index as reported in the Wall Street
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          Journal for the previous 12 months (September through August).  The annual net rental for the Initial Premises, the Common Area and the Additional Premises shall be hereinafter referred to as the "Net Rent" and the annual increases in Net Rent shall continue each September 1st until the end of the term of the Lease."

     D.   PERCENTAGE OF PROPERTY.  The addition of the Additional Premises and
          ----------------------
the Common Area to the Demised Premises increase Tenant's occupancy of the Building from 56% to 63.5% of the Building. Accordingly, various Sections of the Lease have to be amended to increase the Tenant's responsibility from 56% to 63.5% for the common charges and other items. Accordingly, Sections 3, 7, 10 and 11 are hereby amended to delete "56%" and insert "63.5%" but the percentage in such sections shall be reduced to 56% upon any termination of the Lease for the Additional Premises and Common Areas pursuant to Section 1.

     E.   REPAIRS AND MAINTENANCE.  Any cost or expense incurred in connection
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with the remediation of any environmental hazard or problem which occurred on or before September 1, 1988 is the sole responsibility of the Landlord and shall not be deemed to be a repair or maintenance under the Lease for which Tenant is responsible and the cost and expense in connection with any such remediation shall be conducted at the sole expense of the Landlord. Accordingly, Section 10 is amended by inserting the following sentence at the end of such paragraph:

          "Notwithstanding the foregoing, any cost or expense incurred in connection with the remediation of any environmental hazard or problem on the premises which occurred on or before September 1, 1988 shall not be deemed to be a repair or maintenance under the Lease for which Tenant is responsible and such remediation shall be the sole responsibility of the Landlord and any and all cost and expense in connection with such remediation shall be conducted at the sole expense of the Landlord."

     F.   Tenant's Right to Terminate.  Tenant's right to terminate this Lease
          ---------------------------
upon the sale of stock or assets of the Tenant is being terminated. Accordingly, the second sentence of Section 21 is deleted in its entirety.

     G.   RENEWAL.  Tenant's right to renew the Lease is being terminated.
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Accordingly, Section 26 is hereby deleted in its entirety.

     H.   MISCELLANEOUS.  This Agreement constitutes the entire agreement of the
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parties with respect to the Amendment of the Lease.  Except as provided herein, the Lease is and remains in full force and effect without amendment or modification.
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     IN WITNESS WHEREOF, the Landlord and Tenant hereunder have hereunto set their names and seals the day and year first above written.

SIGNED, SEALED AND DELIVERED
as to the Signatures in the
Presence of
                                    NEW ENGLAND RESOURCES
                                    LIMITED PARTNERSHIP

                                    By: Howell Resources, Inc.
                                        Its General Partner

                                       /s/Ann-Marie Howell
                                    By:-------------------------------------
                                       Ann-Marie Howell
                                       Its Vice President



                                    THE STROUSE, ADLER COMPANY

                                       /s/David S. Howell
                                    By -------------------------------------
                                       Its Chairman